Exhibit 99.3

REVOCABLE PROXY

RENASANT CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

JUNE 16, 2015, 11:00 A.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The person(s) signing this proxy card hereby appoint William M. Beasley, Marshall H. Dickerson, R. Rick Hart, Richard L. Heyer, Jr., J. Niles McNeel and Michael D. Shmerling, and each of them, acting singly, as attorneys and proxies of the signer of the proxy card, with full power of substitution, to vote all shares of stock which the signer is entitled to vote at the Special Meeting of Stockholders of Renasant Corporation to be held on Tuesday, June 16, 2015 at 11:00 a.m., Central time, at the Marriott Renaissance Birmingham Ross Bridge, 4000 Grand Avenue, Birmingham, Alabama 35226, and at any and all adjournments and postponements thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority as described herein at the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.

THIS PROXY, IF PROPERLY COMPLETED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THESE SHARES WILL BE VOTED “FOR” PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS

TO VOTE VIA THE INTERNET OR BY TELEPHONE.

☒	PLEASE MARK VOTES	REVOCABLE PROXY	Special Meeting of Stockholders
	AS IN THIS EXAMPLE	RENASANT CORPORATION	June 16, 2015

			For	Against	Abstain
1.	The proposal to approve the Agreement and Plan of Merger, dated as of December 10, 2014, by and among Renasant, Renasant Bank, Heritage Financial Group, Inc. and HeritageBank of the South		☐	☐	☐

			For	Against	Abstain
2.	The proposal to approve the adjournment of the special meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.		☐	☐	☐

3.	To transact such other business as may properly come before the special meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 and 2.

Mark here if you plan to attend the meeting.				☐

Please be sure to date and sign this proxy card in the box below.

Sign above	Date

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.